EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-121283, 333-107810, 333-100349, 333-61614, 333-44870 on Form S-8 of our report dated June 28, 2007 appearing in this Annual Report on Form 11-K of Community Health Systems, Inc. 401(k) Plan for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Nashville, Tennessee
June 28, 2007